SENECA FOODS CORPORATION
                           1162 Pittsford-Victor Road
                            Pittsford, New York 14534


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of SENECA FOODS CORPORATION will be held at 74 Seneca Street, Dundee, New York, on Friday, August 8, 1997, at 1:00 p.m., Dundee time, for the following purposes:

     1. To elect three directors to serve until the annual meeting of shareholders in 2000 and until their successors are duly elected and shall qualify.

     2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Accompanying this notice is a Proxy and Proxy Statement. If you are unable to be present in person, please sign the enclosed form of Proxy and return it in the enclosed envelope. If you attend the meeting and vote personally, the Proxy will not be used. Only shareholders of record at the close of business on June 20, 1997, will be entitled to vote at the meeting. The prompt return of your Proxy will save the expense of further communications.

     A copy of the Annual Report for the year ended March 31, 1997 also accompanies this Notice.

                                            By order of the Board of Directors,



                                                     JEFFREY L. VAN RIPER
                                                     Secretary

DATED:     Pittsford, New York
           June 27, 1997

 (17)




                                 PROXY STATEMENT

                      FOR ANNUAL MEETING OF SHAREHOLDERS OF

                            SENECA FOODS CORPORATION
                         -------------------------------

                         Date of Mailing: June 27, 1997

                 Annual Meeting of Shareholders: August 8, 1997


     The enclosed Proxy is solicited by the Board of Directors of Seneca Foods Corporation (hereinafter called the "Company"). Any Proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the Proxy. The signing of the form of Proxy will not preclude the shareholder from attending the meeting and voting in person. Shares represented by proxy will be voted in accordance with the directions of the shareholder. The directors of the Company know of no matters to come before the meeting other than those set forth in this Proxy Statement. In the event any other matter may properly be brought before the meeting, the Proxy holders will vote the Proxies in their discretion on such matter.

     All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

     Only record holders of the voting stock at the close of business on June 20, 1997 are entitled to vote at the meeting. On that day the following shares were issued and outstanding: (i) 3,143,125 shares of Class A Common Stock, $.25 par value per share ("Class A Common Stock"); (ii) 2,796,555 shares of Class B Common Stock, $.25 par value per share ("Class B Common Stock"); (iii) 200,000 shares of 6% Cumulative Voting Preferred Stock, $.25 par value per share ("6% Preferred Stock"); (iv) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $.25 stated value per share ("10% Series A Preferred Stock"); and (v) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $.25 stated value per share ("10% Series B Preferred Stock"). All shares are entitled to one vote per share at the meeting with the exception of shares of Class A Common Stock, which are entitled to one-twentieth of one vote per share.


                                   PROPOSAL 1


ELECTION OF DIRECTORS

     Under the By-Laws of the Company, its Board of Directors is divided into three classes, as equal in number as possible, having staggered terms of three years each. At this annual meeting three directors will be elected to serve until the annual meeting in 2000 and until their successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary as provided therein, the enclosed Proxy will be voted for the election of the three nominees listed below, each of whom is presently a director of the Company.

     Although the directors do not contemplate that any of the nominees will be unable to serve, should such a situation arise, the Proxy may be voted for the election of other persons as directors. Each nominee, to be elected as a director, must receive the affirmative vote of a plurality of the votes cast at the meeting.

     The following table sets forth certain information with respect to the nominees for election as directors and directors whose terms continue beyond the meeting:


                                                                                             Served as
                                                                                              Director
Director                   Principal Occupation for Past Five Years (1)               Age       Since
--------                   ----------------------------------------                   ---    ---------

                           Directors Standing for Election
                           -------------------------------
To serve  until the  annual  meeting  of  shareholders  in 2000 and until  their successors are duly elected and shall qualify:


Edward O. Gaylord          President of Gaylord & Company, Houston, Texas              65      1975
                           (venture capital) and the Chairman of EOTT Energy
                           Corporation, Houston, Texas (oil trading and
                           transportation). (2)

G. Brymer Humphreys        President, Humphreys Farm Inc., New Hartford, New York.     56      1983

Kraig H. Kayser            President and Chief Executive Officer of the Company        36      1985
                           since 1993 and Vice President, Secretary and Chief
                           Financial Officer of the Company until 1993.

                           Directors Whose Terms Expire in 1998
                           ------------------------------------
David L. Call              Emeritus Dean and Professor of the College of               65      1985
                           Agriculture and Life Sciences, Cornell University
                           Ithaca, New York since 1995, Dean of the College
                           of Agriculture and Life Sciences, until 1995.

Susan W. Stuart (3)        Marketing Consultant, Fairfield, Connecticut.               41      1986


                           Directors Whose Terms Expire in 1999
                           ------------------------------------
Robert T. Brady            President and Chief Executive Officer of Moog Inc.,         56      1989
                           East Aurora, New York (manufacturer of control
                           systems).(4)

Arthur S. Wolcott (3)      Chairman of the Company. (5)                                71      1949



(1) Unless otherwise indicated, each nominee has had the same principal occupation for at least the past five years.

(2) Mr. Gaylord is also a director of Stant Corporation, Richmond, Indiana (designer, manufacturer and distributor of automotive tools and accessories) and Imperial Holly Corporation, Sugarland, Texas (sugar manufacturer).

(3)  Susan W. Stuart and Arthur S. Wolcott are daughter and father.

(4) Mr. Brady is also a director of Acme Electric Corporation, East Aurora, New York (manufacturer of electronic power supplies), Astronics Corporation, Orchard Park, New York (manufacturer of specialty niche products), First Empire State Corporation, Buffalo, New York (bank holding company) and National Fuel Gas Corp, Buffalo, New York (integrated natural gas company).

(5) Mr. Wolcott is also a director of Moog Inc., East Aurora, New York (manufacturer of control systems).

EXECUTIVE OFFICERS

The following is a listing of the Company's executive officers:

                                                                                                 Served as
                                                                                                  Officer
Officer                    Principal Occupation for Past Five Years (1)                   Age      Since
-------                    ----------------------------------------                       ---     --------

Arthur S. Wolcott          See table under "Election of Directors".                       71       1949

Kraig H. Kayser            See table under "Election of Directors".                       36       1991

Philip G. Paras            Vice President-Finance since 1996; Vice President of The Chase 36       1996
                           Manhattan Bank, N.A., Syracuse, New York until 1996.

Devra A. Bevona            Treasurer of the Company.                                      46       1988

Jeffrey L. Van Riper       Secretary since 1993 and Controller of the Company.            40       1986



(1) Unless otherwise indicated, each officer has had the same principal occupation for at least the past five years.

OWNERSHIP OF SECURITIES

     Ownership by Management. The following table sets forth certain information with respect to beneficial ownership of the Company's outstanding Class A Common Stock, Class B Common Stock, 6% Preferred Stock, 10% Series A Preferred Stock and 10% Series B Preferred Stock by each nominee and director and by all directors, nominees and officers as a group as of April 1, 1997 ("beneficial ownership" for these purposes is determined in accordance with applicable Securities and Exchange Commission ["SEC"] rules and includes shares over which a person has sole or shared voting power or investment power):

                                                                          Shares (1)
                                                                       Beneficially           Percent
Nominees for Election           Title of Class                             Owned             of Class
---------------------           --------------                         ------------          --------

Edward O. Gaylord               Class A Common Stock                       4,544                  0.1  %
                                Class B Common Stock                       4,544                  0.2

G. Brymer Humphreys             Class A Common Stock                         800                    -(2)
                                Class B Common Stock                         800                    -(2)

Kraig H. Kayser                 Class A Common Stock                     295,654(3)               9.4
                                Class B Common Stock                     296,441(4)              10.6
                                6% Preferred Stock                         8,000(5)               4.0
                                10% Series A Preferred Stock             173,812(6)              42.7
                                10% Series B Preferred Stock             165,080(7)              41.3

David L. Call                   Class A Common Stock                         600                    -(2)
                                Class B Common Stock                         600                    -(2)

Susan W. Stuart                 Class A Common Stock                     208,476(8)               6.6  %
                                Class B Common Stock                     206,141(9)               7.4
                                6% Preferred Stock                        25,296                 12.6

Arthur S. Wolcott               Class A Common Stock                     276,549(10)              8.8
                                Class B Common Stock                     286,802(11)             10.3
                                6% Preferred Stock                        63,288(12)             31.7
                                10% Series A Preferred Stock             212,840(13)             52.2
                                10% Series B Preferred Stock             212,200(14)             53.0

All directors, nominees         Class A Common Stock                     509,159(16)             16.2
and officers as a group (15)    Class B Common Stock                     526,290(17)             18.8
                                6% Preferred Stock                        96,584(18)             48.3
                                10% Series A Preferred Stock             386,652(19)             94.9
                                10% Series B Preferred Stock             377,280(20)             94.3


(1) Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by that person. No stock options are held by any of the named individuals or the group. The holdings of Class A Common Stock and Class B Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which are currently convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 preferred shares, respectively, for each common share.

(2) Less than 0.1%.

(3) Mr. Kayser has sole voting and investment power over 49,628 shares of Class A Common Stock owned by him and sole voting but no investment power over 30,650 shares owned by his siblings and their children which are subject to a voting trust agreement. Mr. Kayser has shared voting and investment power with respect to 76,644 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares in the table include (i) 31,504 shares held by the Company's Tax Credit Employee Stock Ownership Plan Trust (the "PAYSOP"), of which Mr. Kayser is a trustee, (ii) 78,188 shares held by the Seneca Foods Corporation Employees' Pension Benefit Plan (the "Pension Plan"), of which Mr. Kayser is a trustee and (iii) 29,040 shares held by the Seneca Foods Foundation (the "Foundation"), of which Mr. Kayser is a director. The shares in the table do not include (i) 14,912 shares owned by Mr. Kayser's mother or (ii) 19,000 shares held in trust for Mr. Kayser's mother. Mr. Kayser has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother.

(4) Mr. Kayser has sole voting and investment power over 52,628 shares of Class B Common Stock owned by him and sole voting but no investment power over 32,650 shares owned by his siblings and their children which are subject to a voting trust agreement. Mr. Kayser has shared voting and investment power with respect to 76,644 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares in the table include (i) 27,291 shares held by the PAYSOP, of which Mr. Kayser is a trustee, (ii) 78,188 shares held by the Pension Plan, of which Mr. Kayser is a trustee and (iii) 28,040 shares held by the Foundation, of which Mr. Kayser is a director. The shares in the table do not include (i) 14,912 shares owned by Mr. Kayser's mother or (ii) 19,000 shares held in trust for Mr. Kayser's mother. Mr. Kayser has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother.

(5) Does not include 27,536 shares of 6% Preferred Stock held by Mr. Kayser's brother, as to which Mr. Kayser disclaims beneficial ownership. See also the table in "Principal Owners of Voting Stock".

(6) Mr. Kayser has shared voting and investment power with respect to 141,644 shares of 10% Series A Preferred Stock held in two trusts described in note 3 above. The total 173,812 shares of 10% Series A Preferred Stock are convertible into 8,690 shares of Class A Common Stock and 8,690 shares of Class B Common Stock.




(7) Mr. Kayser has shared voting and investment power with respect to 165,080 shares of 10% Series B Preferred Stock held in two trusts described in note 3 above. These shares are convertible into 5,502 shares of Class A Common Stock and 5,502 shares of Class B Common Stock.

(8) The shares in the table include (i) 11,276 shares of Class A Common Stock held by Ms. Stuart's husband, (ii) 2,594 shares owned by her sister's son, of which Ms. Stuart is the trustee, (iii) 31,504 shares held by the PAYSOP, of which Ms. Stuart is a trustee, (iv) 78,188 shares held by the Pension Plan, of which Ms. Stuart is a trustee and (v) 29,040 shares held by the Foundation of which Ms. Stuart is a director. Ms. Stuart has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister's son. She disclaims beneficial ownership of the shares held by her husband.

(9) The shares in the table include (i) 11,492 shares of Class B Common Stock held by Ms. Stuart's husband, (ii) 1,500 shares owned by her sister's sons, of which Ms. Stuart is the trustee, (iii) 27,291 shares held by the PAYSOP, of which Ms. Stuart is a trustee, (iv) 78,188 shares held by the Pension Plan, of which Ms. Stuart is a trustee and (v) 28,040 shares held by the Foundation of which Ms. Stuart is a director. Ms. Stuart has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister's sons. She disclaims beneficial ownership of the shares held by her husband.

(10) The shares in the table include (i) 46,826 shares of Class A Common Stock held by Mr. Wolcott's wife, (ii) 31,504 shares held by the PAYSOP, of which Mr. Wolcott is a trustee, (iii) 78,188 shares held by the Pension Plan, of which Mr. Wolcott is a trustee and (iv) 29,040 shares held by the Foundation, of which Mr. Wolcott is a director. The shares in the table do not include 278,540 shares of Class A Common Stock held directly by Mr. and Mrs. Wolcott's offspring and their families (including Susan W. Stuart). Mr. Wolcott has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership with respect to the shares held by his offspring and their families and his wife.

(11) The shares in the table include (i) 44,922 shares of Class B Common Stock held by Mr. Wolcott's wife, (ii) 27,291 shares held by the PAYSOP, of which Mr. Wolcott is a trustee, (iii) 78,188 shares held by the Pension Plan, of which Mr. Wolcott is a trustee and (iv) 28,040 shares held by the Foundation, of which Mr. Wolcott is a director. The shares in the table do not include 295,348 shares of Class B Common Stock held directly by Mr. and Mrs. Wolcott's offspring and their families (including Susan W. Stuart). Mr. Wolcott has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership with respect to the shares held by his offspring and their families and his wife.

(12) Includes 30,444 shares of 6% Preferred Stock held under a shareholder voting agreement giving Mr. Wolcott sole voting power of the shares, but not investment power or beneficial ownership of the shares. Does not include 101,176 shares of 6% Preferred Stock held directly by Mr. and Mrs. Wolcott's offspring (including Susan W. Stuart), as to which Mr. Wolcott disclaims beneficial ownership.

(13) These shares are convertible into 10,642 shares of Class A Common Stock and 10,642 shares of Class B Common Stock.

(14) These shares are convertible into 7,073 shares of Class A Common Stock and 7,073 shares of Class B Common Stock.

(15) Does not include 300 shares of Class A Common Stock and 300 shares of Class B Common Stock owned by Mr. Brady's children as to which Mr. Brady disclaims beneficial ownership.

(16) See notes 3, 8 and 10 above.

(17) See notes 4, 9 and 11 above.

(18) See notes 5 and 12 above.

(19) See notes 6 and 13 above.

(20) See notes 7 and 14 above.

     Principal Owners of Voting Stock. The following table sets forth, as of April 1, 1997, certain information with respect to persons known by the Company to be the beneficial owners of more than five percent of the classes of stock entitled to vote at the meeting ("beneficial ownership" for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power). The holdings of Class A Common Stock and Class B Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which are currently convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 preferred shares, respectively, for each common share.

                                                                Amount of Shares and Nature
                                                                  of Beneficial Ownership
                                                   ------------------------------------------------------
                                                   Sole Voting/   Shared Voting/
                      Name and Address of          Investment        Investment                   Percent
Title of Class             Beneficial Owner            Power             Power     Total         of Class
--------------        ---------------------        ------------   --------------   -----         --------

6% Preferred Stock    Arthur S. Wolcott (1)           32,844           30,444(2)      63,288       31.7%

                      L. Jerome Wolcott, Sr. Trust        --           30,444(3)      30,444       15.2
                      Southbury, Connecticut

                      Kurt C. Kayser                  27,536(4)            --         27,536       13.8
                      Sarasota, Florida

                      Susan W. Stuart                 25,296(5)            --         25,296       12.6
                      Fairfield, Connecticut

                      Bruce S. Wolcott                25,296(5)            --         25,296       12.6
                      Canandaigua, New York

                      Grace W. Wadell                 25,292(5)            --         25,292       12.6
                      Bala Cynwyd, Pennsylvania

                      Mark S. Wolcott                 25,292(5)            --         25,292       12.6
                      Pittsford, New York

10% Series A          Arthur S. Wolcott              212,840(6)            --        212,840       52.2
Preferred Stock
                      Kraig H. Kayser (7)             32,168          141,644(8)     173,812       42.7

                      Hannelore Wolcott               20,588               --         20,588        5.1
                      Penn Yan, New York

10% Series B          Arthur S. Wolcott              212,200(9)            --        212,200       53.0
Preferred Stock
                      Kraig H. Kayser                     --          165,080(10)    165,080       41.3

                      Hannelore Wolcott               22,720               --         22,720        5.7

Class A Common Stock  Edwin S. Marks (11)            134,500          343,088(12)     477,588      15.2%
                      Great Neck, New York

                      The Pillsbury Company               --          346,570(13)     346,570      11.0
                      Grand Metropolitan PLC
                      Minneapolis, Minnesota

                      Kraig H. Kayser                 49,628          246,026(14)     295,654       9.4

                      Arthur S. Wolcott               90,991          185,558(15)     276,549       8.8

                      CMCO, Inc.(16)                 232,568               --         232,568       7.4
                      New York, New York

                      Susan W. Stuart                 55,874          152,602(17)     208,476       6.6

                      Hansen Fruit & Cold            170,500               --         170,500       5.4
                        Storage Co., Inc. (18)
                        Yakima, Washington

Class B Common Stock  Edwin S. Marks (11)            135,500          327,088(19)     462,588      16.5

                      Kraig H. Kayser                 52,628          243,813(20)     296,441      10.6

                      Arthur S. Wolcott              107,361          179,441(21)     286,802      10.3

                      CMCO, Inc.(16)                 232,568               --         232,568       8.3

                      Susan W. Stuart                 56,090          150,051(22)     206,141       7.4

                      Hansen Fruit & Cold            170,500               --         170,500       6.1
                        Storage Co., Inc. (18)



(1)  Business address:  Suite 1010, 1605 Main Street, Sarasota, Florida 34236.

(2)  See note 12 to the table under the heading "Ownership by Management" and note 3 below.

(3)  The L. Jerome Wolcott,  Sr. Trust does not have voting power but has other  attributes of beneficial ownership with respect to these shares,  which are also included in Arthur S. Wolcott's  shares (see note 2 above).

(4) These shares are included in the shares described in note 5 to the table under the heading "Ownership by Management".

(5) These shares are included in the shares described in note 12 to the table under the heading "Ownership by Management".

(6)  See note 13 to the table under the heading "Ownership by Management".

(7)  Business address: 1162 Pittsford-Victor Road, Pittsford, New York 14534.

(8)  See note 6 to the table under the heading "Ownership by Management".

(9)  See note 14 to the table under the heading "Ownership by Management".

(10) See note 7 to the table under the heading "Ownership by Management".

(11) Based on a statement on Schedule 13D filed by Edwin S. Marks with the SEC (as most recently amended in December, 1995). See also note 16 below.

(12) Edwin S. Marks shares voting and dispositive power with respect to these shares with his wife and his daughters.

(13) Based on a statement on Schedule 13D filed by The Pillsbury Company and Grand Metropolitan PLC with the SEC in March, 1996.

(14) See note 3 to the table under the heading "Ownership by Management".

(15) See note 10 to the table under the heading "Ownership by Management".

(16) Based on a statement on Schedule 13D filed by CMCO, Inc. with the SEC (as most recently amended in December, 1995). CMCO, Inc. is a private holding company of which Edwin S. Marks is the President and a shareholder. See also note 11 above.

(17) See note 8 to the table under the heading "Ownership by Management".

(18) Based on a statement on Schedule 13D filed with the SEC by Hansen Fruit & Cold Storage Co., Inc. ("Hansen Fruit") in November, 1988. According to the
     Schedule 13D, Gary Hansen, the President and a director of Hansen Fruit, has sole voting and dispositive power over the indicated shares.

(19) Edwin S. Marks shares voting and dispositive power with respect to these shares with his wife.

(20) See note 4 to the table under the heading "Ownership by Management".

(21) See note 11 to the table under the heading "Ownership by Management".

(22) See note 9 to the table under the heading "Ownership by Management".



EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer and to the most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended March 31, 1997, March 31, 1996 and March 31, 1995 (which consisted of eight months).

                                                             Annual Compensation
     Name of Individual and             Fiscal               -------------------
         Principal Position              Year                Salary        Bonus
     ----------------------             ------               ------        -----

     Arthur S. Wolcott                    1997            $ 340,000       $   --
       Chairman and Director              1996              340,000           --
                                          1995              216,000(1)        --

     Kraig H. Kayser                      1997              287,000           --
       President, Chief Executive         1996              287,000           --
       Officer and Director               1995              190,167(1)        --



(1)  Represents compensation from August 1994 through March 1995.

Pension Benefits

     The executive officers of the Company are entitled to participate in the Pension Plan (referred to in this section as the "Plan"), which is for the benefit of all employees meeting certain eligibility requirements. Effective August 1, 1989, the Company amended the Plan to provide improved pension benefits under the Plan's Excess Formula. The improved Excess Formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant's average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant's average salary in excess of his compensation covered by Social Security.

     Participants who were employed by the Company prior to August 1, 1988 are eligible to receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula. The Offset Formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit. Pursuant to changes required by the Tax Reform Act of 1986 (the "1986 Act"), the Company amended the Plan to cease further accruals under the Offset Formula as of July 31, 1989. Participants who were eligible to receive a benefit under the Offset Formula will receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula as of July 31, 1989. The maximum permitted annual retirement income under either formula is $125,000.

     The following table sets forth estimated annual retirement benefits payable at age 65 for participants in certain compensation and years of service classifications using the highest number obtainable under both formulas (based on the maximum Social Security benefit in effect for the calendar year ending December 31, 1996):


                    Five Highest                                       ANNUAL BENEFITS
                    Consecutive                                        ---------------
                  Years' Earnings                    15 Years              25 Years             35 Years
                  ---------------                    --------              --------             --------
                    $  90,000                        $ 13,500              $ 22,600             $ 31,600
                      120,000                          20,000                31,600               44,200
                      150,000                          27,500                40,600               56,800
                      180,000 or higher                32,300                46,300               64,900

     Under the Plan, Arthur S. Wolcott and Kraig H. Kayser have 48 years and 5 years of credited service, respectively. Their compensation during fiscal 1997 covered by the Plan was $340,000 for Mr. Wolcott and $287,000 for Mr. Kayser. The Internal Revenue Code limits the amount of compensation that can be taken into account in calculating retirement benefits (for 1997 the limit is $160,000).


Directors' Fees

     During fiscal year 1997, directors were paid a fee of $1,000 per month. Any director who is also an officer of the Company receives no director fee.


Stock Options

     No options were granted or exercised in the period from April 1, 1996 to the date of this Proxy Statement, nor were any unexpired options held at the latter date by any officer or director of the Company.

Profit Sharing Bonus Plan

     The Company has a Profit Sharing Bonus Plan for certain eligible employees of the Company (Corporate Profit Sharing for the officers and certain key Corporate employees and Operating Unit Profit Sharing for certain key Operating Unit employees). Under Corporate Profit Sharing, some or all of the Corporate Profit Sharing Pool (10% of the Corporate Bogey as defined below) will be paid only if Pre-Tax Profits (as defined) equal or exceed the Corporate Bogey. The bonuses will be distributed at the sole discretion of the Chief Executive Officer upon approval of such bonuses by the Compensation Committee of the Board of Directors. Under the Operating Unit Profit Sharing, the Operating Unit Profit Sharing pool (10% of Pre-Tax Profit less the Operating Unit Bogey as defined below) will be paid only if the Pre-Tax Profit of the Operating Unit equals or exceeds Operating Unit Bogey. The bonuses will be distributed at the discretion of the Operating Unit President. For fiscal 1997 the Corporate Bogey will be equal to the greater of (i) five percent of the prior year's Consolidated Net Worth of the Company plus the Pillsbury Subordinated Note or (ii) five percent plus the annual increase in the Consumer Price Index greater than five percent, times the prior year's Consolidated Net Worth of the Company. The Operating Unit Bogey will be an amount equal to the average gross assets employed by the Vegetable, Juice or Flight Operations for the preceding 12 months divided by the consolidated average gross assets of the Company for the same period multiplied by the Corporate Bogey.

     The bonuses earned by the Company's Named Officers for the 1997 fiscal year are included in the executive compensation table above. No bonuses were earned in 1997 under the Plan.

Compensation Committee Interlocks and Insider Participation

     Mr. Wolcott (Chairman) serves as a member of the Compensation Committee of Moog Inc. and as a director on its Board. Mr. Brady, who is the President and Chief Executive Officer of Moog Inc., serves as a director on Seneca's Board. Members of the Company's Compensation Committee are David L. Call (Chairman), Edward O. Gaylord and Susan Stuart.

Compensation Committee Report On Executive Compensation

     The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Committee is responsible for providing overall guidance with respect to the Company's executive compensation programs. The goal of the Committee is to maintain a competitive compensation program in order to attract and retain well qualified management, to provide management with the incentive to accomplish the Company's financial and operating objectives and to link the interest of the Company's executive officers and management to the interests of its stockholders through bonuses tied to financial performance. The Committee is composed of three members and meets annually to review the Company's compensation programs, including executive salary administration and the profit sharing plan.

     The Committee believes that the Company's executives should be rewarded for their contributions to the Company's attaining annual financial goals, as set forth in the annual budget which is subject to revision during the year, and their attaining annual individual objectives. The Company pays its executive officers two principal types of compensation: base salary and profit sharing plan, each of which is more fully described below.

     Base Salary - The Company has historically established the base salary of its executive officers on the basis of each executive officer's scope of responsibility, experience, individual performance and accountability within the Company. In that regard the Company reviews comparable salary and other compensation arrangements in similar businesses and companies of similar size to determine appropriate levels necessary to attract and retain top quality management.

     Profit Sharing Plan - To further align the interests of executive officers with those of the Company's shareholders, a significant component of an executive officer's total compensation arrangement is participation in the annual profit sharing plan. An executive is rewarded with a cash bonus equal to a percentage of the executive's base salary if the Pre-Tax Profit of the Company for that year equals or exceeds the Corporate Bogey (as defined in the section titled "Profit Sharing Bonus Plan").

     Performance Review - The general policies described above for the compensation of executive officers also apply to the compensation level approved by the Compensation Committee with respect to the 1997 compensation for the Chief Executive Officer. Based on the criteria outlined above, the Compensation Committee awarded to Kraig H. Kayser the amounts shown in the Executive Compensation Table. The Committee recognized Mr. Kayser's leadership role in guiding the overall performance of the Company towards its desired strategic direction as well as managing costs while growing the business. This effort was an essential element in the Company achieving its goals for the year.

Summary

     The Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the food processing industry. The Committee recognizes its responsibility to the Company's shareholders and intends to continue to establish and implement compensation policies that are consistent with competitive practice and are based on the Company's and the executives' performance.

     This report has been submitted by the Compensation Committee of the Company's Board of Directors:

                             David L. Call Edward O. Gaylord Susan W. Stuart

Common Stock Performance Graph

     The following graph shows the cumulative, five-year total return for the Company's Common Stock compared with the NASDAQ Market Index (which includes the Company) and a peer group of companies (described below).

     Performance data assumes that $100.00 was invested on March 31, 1992 in the Company's Class B Common Stock, the NASDAQ Market, and the peer group. The data assumes the reinvestment of all cash dividends and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.

               Comparison of Five Year Cumulative Total Return of
                            Seneca Foods Corporation
                       NASDAQ Market Group and Peer Group

                            SENECA    PEER        NASDAQ
                    1992    100.00    100.00      100.00
                    1993     95.31    104.84      111.91
                    1994    121.88     93.01      129.33
                    1995    214.06    109.30      137.21
                    1996    200.00    142.58      184.56
                    1997    218.75    171.06      206.47


     The companies in the peer group are: Ampal-Amer Israel, H.J. Heinz Company, Odwalla Inc., J.M. Smucker Company, Stokely USA, Inc. and Vacu Dry Company.

INFORMATION CONCERNING OPERATION OF THE BOARD OF DIRECTORS

     In order to facilitate the handling of various functions of the Board of Directors, the Board has appointed several committees including an Audit Committee, a Compensation Committee and a Nominating Committee.

     The members of the Audit Committee are Edward O. Gaylord (Chairman), Robert
T. Brady, David L. Call and G. Brymer Humphreys. The Audit Committee recommends to the full Board of Directors the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with the corporate management the scope and results of the Company's internal auditing procedures, reviews the independence of the auditors and any non-audit services provided by the auditors, reviews with the auditors and management the adequacy of the Company's system of internal accounting controls and makes inquiries into other matters within the scope of its duties.

     The Nominating  Committee consists of Arthur S. Wolcott (Chairman),  Robert
T. Brady and G. Brymer Humphreys. This Committee screens and selects nominees for vacancies in the Board of Directors as they occur. Consideration will be given to serious candidates for director which are recommended by shareholders of the Company. (Shareholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, 1162 Pittsford-Victor Road, Pittsford, New York 14534, and should include a statement setting forth the qualifications and experience of the proposed candidates and basis for nomination.)

     The Compensation Committee consists of David L. Call (Chairman),  Edward O.
Gaylord  and  Susan  W.  Stuart.   This  Committee   establishes  the  level  of
compensation on an annual basis for all executive officers.

     During the year ended March 31, 1997, the Board of Directors had four meetings, the Audit Committee had three meetings, the Nominating Committee had one meeting and the Compensation Committee had one meeting. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by any committee of the Board on which he or she served.


CERTAIN TRANSACTIONS

During fiscal 1997, the Company purchased raw products from Humphreys Farm Inc., of which G. Brymer Humphreys is President and a 23% shareholder, totaling $167,014.

                                   PROPOSAL 2

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors through its Audit Committee has selected Deloitte & Touche LLP, independent public accountants, to act as auditors for the fiscal year ending March 31, 1998. Deloitte & Touche LLP has served as the Company's independent auditors for many years.

     It is anticipated that representatives of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Management recommends a vote FOR its proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 1998. Unless marked otherwise, Proxies will be voted FOR this purpose.

                                    * * * * *


                        BROKER NON-VOTES AND ABSTENTIONS

         Broker non-votes will not be treated as votes cast or shares entitled to vote on matters as to which the applicable rules of national securities exchanges withhold the broker's authority to vote in the absence of direction from the beneficial owner.


                                VOTING OF PROXIES

     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices (including abstentions) are not indicated, the shares represented by all valid proxies received will be voted FOR the nominees for director named earlier in this Proxy Statement and FOR approval of Proposal 2 as described earlier in this Proxy Statement.

     Should any matter not described above be acted upon at the meeting, the persons named in the proxy form will vote in accordance with their judgment. The Board knows of no other matters which may be presented to the meeting.


                              SHAREHOLDER PROPOSALS

     Shareholder proposals must be received at the Company's offices no later than February 27, 1998 in order to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting.


                                  MISCELLANEOUS

     To assure a quorum at the annual meeting (the holders of a majority of the stock entitled to vote thereat constitute a quorum), shareholders are requested to sign and return promptly the enclosed form of Proxy in the envelope provided. A shareholder who has delivered a Proxy form may attend the meeting and, if he or she desires, vote in person at the meeting.

                                             By order of the Board of Directors,


                                                   JEFFREY L. VAN RIPER
                                                   Secretary

DATED:     Pittsford, New York
           June 27, 1997

                            SENECA FOODS CORPORATION

                            1162 Pittsford-Victor Rd.
                            Pittsford, New York 14534

                                      PROXY

         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 8, 1997

     The undersigned shareholder of SENECA FOODS CORPORATION (the "Company") hereby appoints and constitutes ARTHUR S. WOLCOTT and KRAIG H. KAYSER, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of shareholders of the Company to be held at 74 Seneca Street, Dundee, New York, on Friday, August 8, 1997 at 1:00 p.m., Dundee time, and any and all adjournments thereof (the "Meeting"), and to vote all shares of stock of the Company registered in the name of the undersigned and entitled to vote at the Meeting upon the matters set forth below:

                 MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of Directors: Election of the three nominees listed below to serve until the annual meeting of shareholders in 2000 and until their successors are duly elected and shall qualify:

[ ]  FOR  all  nominees  listed  below  (except  as  marked  to  the contrary below);
[ ]  WITHHOLD   AUTHORITY   to   vote   for   all
     nominees listed below.

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name in the list below:

             Edward O. Gaylord; G. Brymer Humphreys; Kraig H. Kayser



                               (Continued on back)

2. Appointment of Auditors: Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 1998.

                    [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

     The shares represented by this Proxy will be voted as directed by the shareholder. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                        Signature:______________________________


                                  ______________________________
                                  Joint owners should each sign.
                                  Executors, administrators, trustees,
                                  guardians and corporate officers should
                                  give their titles.

                        Dated:    _______________________________, 1997

                       (PLEASE SIGN AND RETURN PROMPTLY)